Exhibit 10.16

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of March 31, 2004, by and among Aegis Communications Group, Inc., a Delaware corporation (the “Parent”), Advanced Telemarketing Corporation, a Nevada corporation (“ATC”), IQI, Inc., a New York corporation (“IQI”) (together, ATC and IQI are referred to as the “Company”), and John Scot Brunke (“Employee”).

R E C I T A L S:

The Company and the Parent desire to employ Employee under the terms and conditions of this Agreement.  Employee represents that Employee is free from any other obligation of continuing employment with his former employer.

Employee desires employment by the Company and the Parent under the terms and conditions of this Agreement and further desires to be granted access to the Company’s and the Parent’s proprietary information.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.                                      Employment.  Subject to the terms and conditions set forth in this Agreement, each of the Company and the Parent employ Employee, and Employee accepts such employment by the Company and the Parent.

2.                                      Duties of Employee.

(a)                                  Employee will serve in the capacity of Chief Financial Officer of each of the Company and the Parent, subject in each case to the reasonable supervision of the President and Chief Executive Officer of the Company and the Parent, or in the absence of a President or Chief Executive Officer, the reasonable supervision of the Board of Directors.  In addition, Employee will have such responsibilities and duties as required by the President and Chief Executive Officer of the Company and the Parent, or in the absence of a President or Chief Executive Officer, as required by the Board of Directors.  In such capacity, Employee will have all necessary powers to discharge the responsibilities customarily performed by the Chief Financial Officer and to discharge the responsibilities and duties as required by the President, Chief Executive Officer, or the Board of Directors, subject in each case to the President’s and Chief Executive Officer’s supervision and control, or in the absence of a President or Chief Executive Officer, the supervision and control of the Board of Directors.  Employee will report to the President and Chief Executive Officer of the Company and the Parent, or in the absence of a President or Chief Executive Officer, to the Board of Directors.

(b)                                 Commencing March      , 2004 (the “Effective Date”) and during the remaining term of this Agreement, Employee will devote his full business time and effort to the performance of his duties and responsibilities as Chief Financial Officer of the Company and the Parent.  Employee acknowledges that the Company’s and the Parent’s headquarters are currently located in the Dallas, Texas metropolitan area, and hereby commits that he will perform his duties and responsibilities by officing in and physically working from these headquarters on a full-time equivalent basis, except to the extent that ordinary and necessary business travel obligations require otherwise or to address family emergencies or until the Board of Directors authorizes Employee to work out of another location.

(c)                                  Employee will comply with the written rules and regulations of the Company and the Parent respecting their businesses and perform the directives and policies of the Company and the Parent as they may from time to time be stated to Employee verbally or in writing by the President and Chief Executive Officer and Board of Directors of each corporation.

(d)                                 Employee will comply with Company and Parent policy regarding the maintenance of accurate business records as may from time to time be required by the Company or the Parent.  Such records may be examined by the Company or the Parent, as the case may be, at all reasonable times after written request is delivered to Employee.  Any such document will be delivered to the Company or the Parent, as the case may be, promptly upon request.

(e)                                  Employee agrees not to solicit or receive any income or other compensation from any third party in connection with his employment with the Company and the Parent.  The Employee agrees, upon written request by the Company or the Parent, to render an accounting of all transactions relating to his business endeavors during the term of his employment hereunder.

3.                                      Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and continue until the first anniversary of the Effective Date; provided, however, that at the end of such initial term, and on each subsequent anniversary of the Effective Date, the term will automatically extend for an additional year unless a party provides, at least 60 days prior to the end of such initial term or such subsequent anniversary, written notice that it does not wish to extend the term in which case there will be no severance compensation or other monetary obligation, other than pursuant to Section 9 of this Agreement.  Notwithstanding the foregoing, this Agreement may be earlier terminated in accordance with Section 8 of this Agreement.

4.                                      Salary.  Commencing on the Effective Date, the Parent will pay Employee an annual base salary during the term of this Agreement for his services as Chief Financial Officer of the Company and the Parent of $250,000, which will be payable in installments in accordance with the Parent’s standard payroll practice, not less than monthly.  Such base salary will not include any benefits made available to Employee or any contributions or payments made on his behalf pursuant to any employee benefit plan or program of the Parent, including any health, disability or life insurance plan or program, 401K plan, cash bonus plan, stock incentive plan, retirement plan or similar plan or program of any nature.  Employee’s performance and base salary will be

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

reviewed by the President and Chief Executive Officer and the Board of Directors, or compensation committee thereof, annually (at the regularly scheduled board meeting occurring nearest in time to each anniversary of the Effective Date) and, in the discretion of the Board of Directors or the compensation committee thereof, may be increased, but not decreased without Employee’s consent, by such amount as the Board of Directors or such committee will determine.  The Company will have no separate salary obligation to Employee, but will be jointly and severally liable with Parent for the prompt payment of the benefit obligations set forth herein.

5.                                       Bonus Compensation.

(a) The Parent may pay Employee annual performance based cash bonuses of up to $150,000 as, when, and in the amount determined in the sole discretion of the Board of Directors.  The Employee’s annual performance bonus may be prorated for any partial year of employment.

(b) The Company will have no separate obligations to Employee with respect to bonus compensation, but will be jointly and severally liable with the Parent for the payment of any bonus payments contemplated by subparagraphs (a) above.

6.                                      Employee Benefits.  During the term of this Agreement, the Parent will provide Employee with all benefits made available from time to time by the Parent to its employees generally and to Executives who hold positions similar to that of Employee (including the benefits granted to other officers of the Parent), such benefits to be in accordance with the Parent’s policies.  Employee’s benefits will include participation in medical and dental benefit plans or programs and up to two weeks’ sick leave annually (if needed) and two weeks’ paid vacation.  During the term of this Agreement, the Employee will be eligible to participate in any option or stock incentive plan implemented by the Parent at the discretion of the Board of Directors or of any compensation committee thereof.  The Company will have no separate obligations to Employee with respect to employee benefits, but will be jointly and severally liable with the Parent for the prompt payment of the benefit obligations set forth herein.

7.                                      Reimbursement of Expenses.  The Parent will reimburse Employee, in accordance with Parent and Company policy, for all expenses actually and reasonably incurred by him in the business interests of the Parent or the Company.  Reimbursement will be made to Employee upon appropriate documentation of such expenditures in accordance with the Parent’s or the Company’s written policies.

8.                                       Early Termination.  It is the desire and expectation of each party that the employer-employee relationship will continue as specified herein and be a pleasant and rewarding experience for the parties hereto.  The Company or the Parent will, however, be entitled to terminate Employee’s employment at any time with or without Cause (as defined in this Section 8).  Employee may terminate Employee’s employment at any time.

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

If Employee dies, is unable to perform his duties and responsibilities as a result of disability that continues for 120 consecutive days or more or that exists for 180 days in any 12 month period (“Disability”), voluntarily resigns from the Company or the Parent or is terminated for Cause, the Parent will pay Employee (or his estate, executor or legal representative, as appropriate) any salary that has accrued to the date employment ceases, and the Parent’s obligations to pay additional salary or cash compensation or benefits will terminate as of such date.

“Cause,” for the purpose of this Agreement, will mean the occurrence of any of the following events:

(a)                                  Performance by Employee of any willful misconduct relating to the activities of the Company or the Parent, or commission by Employee of any illegal or fraudulent acts or criminal conduct;

(b)                                 A conviction of or nolo contendere plea by Employee for any criminal acts involving moral turpitude having or reasonably likely to have a material adverse effect upon the Company or the Parent, including, without limitation, upon their profitability, reputation or goodwill;

(c)                                  Willful or grossly negligent failure by Employee to perform his duties in a manner consistent with the Company’s or the Parent’s best interests;

(d)                                 Willful refusal by Employee to carry out reasonable instructions of the Company’s or the Parent’s President and Chief Executive Officer or Boards of Directors not inconsistent with the provisions of this Agreement;

(e)                                  Employee’s failure to honor his obligations referred to in Section 2(b);

(f)                                    Violation by Employee of any of Employee’s covenants and agreements contained in Sections 9, 10 or 11 of this Agreement; or

(g)                                 Any other material breach of Employee’s obligations hereunder, which he fails to cure within thirty (30) days after receiving written notice thereof.

“Termination without Cause” will mean termination by Parent or the Company for a reason other than “Cause.”

9.                                       Non-Competition Agreement.  Upon execution of this Agreement, the Company and the Parent become contractually obligated (i) to provide Employee access to and the benefit of special training and unique information, including, but not limited to, inbound and outbound telemarketing and customer care services, whether conducted by telephone or the internet, research, systems, development, marketing, management, business development, customer satisfaction methods and techniques, business process improvements and other developments in marketing methods and providing services to customers, and (ii) to enable Employee to represent the Company and the Parent and their

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

affiliates and develop contacts and relationships with other persons and entities on behalf of such entities, including but, not limited to, customers, potential customers and other employees of such entities.  To protect such entities’ interest in this information and in these contacts and relationships, Employee agrees and covenants that during the term of his employment by the Company and the Parent, and for a period of 6 months after the termination of such employment for any reason, without prior written approval of the Company and the Parent, Employee will not, in connection with any business that is engaged in, or is about to be engaged in as of the date of such termination, by the Company or the Parent, which includes, but is not limited to, inbound and outbound telemarketing and customer care services, whether conducted by telephone or the internet, and the provision of market research services as currently provided by the Company or the Parent, the consulting, design and implementation of any of these services, including organization and investment in related industries or professions (the “Business”), directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than ownership of less than 5% of the issued and outstanding voting securities of a publicly held corporations): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the 6 month period immediately preceding the date of any such activity was, an employee of the Company or the Parent or their affiliates; or (b) conduct or assist others in conducting any business or activity that competes with the Business in the United States, its territories or possessions.

It is understood and agreed that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company, the Parent and their affiliates.  It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

If Employee violates the restrictive covenants of this Section 9 and the Company or the Parent brings legal action for injunctive or other relief, neither the Company nor the Parent will be deprived of the benefit of the full period of the restrictive covenant, as a result of the time involved in obtaining the relief.  Accordingly, Employee agrees that the restricted period following the term of employment will have a duration of 6 months, and the regularly scheduled expiration date of such covenant will be extended by the same amount of time that Employee is determined to have violated such covenant.

In the event of a termination of this Agreement or of the Employee other than for Cause, the Company agrees to pay Employee a total of $60,000, to be paid in 6 monthly installments of $10,000 subject to any appropriate withholdings for tax reasons.  Notwithstanding any other provision of this agreement, if Employee terminates Employee’s employment, such installments will be paid by the Company at the end of the respective 6 months beginning upon the termination of Employee’s employment, but if the Company terminates Employee’s employment, the first such installment will be paid

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

by the Company on the date of termination and each subsequent installment will be paid on the monthly anniversary date thereof.  In the event of Termination for Cause of Employee, no payment will be necessary in order to enforce this Section 9.

10.                                Confidentiality.  Employee acknowledges that Employee has learned and will learn Confidential Information (as defined herein) relating to the business conducted and to be conducted by the Company, the Parent or their affiliates.  Employee agrees that Employee will not, except in the normal and proper course of his duties hereunder, disclose or use or authorize any third party to disclose or use any such Confidential Information, without prior written approval of the Company or the Parent.  As used in this Section 10, “Confidential Information” will mean information disclosed to or known to Employee as a direct or indirect consequence of or through his employment with the Company or the Parent, about any customer’s, supplier’s or the Company’s or the Parent’s business, methods, business plans, operations, products, processes, and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, personnel procedures, supply and services resources, names and addresses of clients, the Company’s or the Parent’s contacts, names of professional advisors, and all other information pertaining to clients and suppliers, including, but not limited to assets, business interests, personal data and all other information pertaining to the Company or the Parent, clients or suppliers whatsoever, including all accompanying documentation therefore.  All information disclosed to Employee, or to which Employee has access during the period of his employment, which is treated by the Employer as Confidential Information, will be presumed to be Confidential Information hereunder. Confidential Information will not, however, include information that (i) is publicly known or becomes publicly known through no fault of Employee, or (ii) is generally or readily obtainable by the public, or (iii) constitutes general skills, knowledge and experience acquired by Employee before and/or during his employment with the Company and the Parent.  Employee may, after prior notice to the Company, disclose confidential information to the extent required by applicable law or regulation or by any subpoena or similar legal process and in connection with any suit, action, or proceeding relating to this Agreement or the Employee’s enforcement of his rights hereunder.

Employee agrees that all documents of any nature pertaining to activities of the Company, the Parent or their affiliates, or that include any Confidential Information, in his possession now or at any time during the term of his employment, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and will be the property of such entity and that all copies thereof will be surrendered to the appropriate entity upon termination of his employment.

11.                                Inventions; Developments.  Employee agrees to notify the Company and the Parent of any discovery, invention, innovation, or improvement which is related to the

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

Business or to the business of any customer or supplier (collectively, the “Developments”) conceived or developed by Employee during the term of the Employee’s employment.  Developments will include, without limitation, developments in computer software, logical systems, algorithms, and any or all other intellectual properties related to the Business.  All Developments, including but not limited to all written documents pertaining thereto, will be the exclusive property of the Company or the Parent, as the case may be, and will be considered Confidential Information subject to the terms of this Agreement.  Employee agrees that when appropriate, and upon written request of the Company or the Parent, as the case may be, the Employee will acknowledge that Developments are “works for hire” and will file for patents or copyrights with regard to any or all Developments and will sign documentation necessary to evidence ownership of Developments in the Company or the Parent, as the case may be.

12.                                Exit Interview.  To insure a clear understanding of this Agreement, including, but not limited to, the protection of the Company’s and the Parent’s business interests, Employee agrees, at no additional expense to the Company and the Parent, at a mutually acceptable time and place to engage in an exit interview with the Company and the Parent prior to Employee’s departure from the Company and the Parent.

13.                                Miscellaneous.

(a)                                  Any notice, demand or request required or permitted to be given or made under this Agreement will be in writing and will be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

If to the Parent or the Company:

Aegis Communications Group, Inc.

7880 Bent Branch Drive

Suite 150

Irving, Texas  75063

Attn:  President & Chief Executive Officer

Facsimile number:  (972) 830-1804

With a copy to:

Hughes & Luce, L.L.P.

1717 Main Street

Suite 2800

Dallas, Texas  75201

Attn: David Luther

Facsimile number:  (214) 939-5849

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

If to Employee:

John Scot Brunke

6609 Indian Trail

Plano, TX 75024

Facsimile number:  (972) 868-0267

With a copy to:

—[None]—

Facsimile number:  [None]

The parties to this Agreement may change their addresses for notice in the manner provided above.

(b)                                 All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend or describe the scope or intent of any provisions hereof.

(c)                                  Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs will include the plural and vice versa.

(d)                                 The parties will execute all documents, provide all information and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

(e)                                  This Agreement will be binding upon and inure to the benefit of the parties hereto, their representatives and permitted successors and assigns.  Except for the provisions of Sections 9, 10 and 11 of this Agreement, which are intended to benefit the Company’s and the Parent’s affiliates as third party beneficiaries, or as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement, their respective representatives and permitted successors and assigns, any rights, remedies or obligations under or by reason of this Agreement.

(f)                                    This Agreement constitutes the entire agreement among the parties hereto pertaining to the specific subject matter hereof and understandings pertaining thereto.

(g)                                 None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

(h)                                 No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(i)                                     This Agreement may be executed in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(j)                                     THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.  All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application or enforcement hereof, including any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration.  Provided, however, an aggrieved party may petition a federal or state court of competent jurisdiction in Dallas County, Texas for interim injunctive or other equitable relief to preserve the status quo until arbitration can be completed in the event of an alleged breach of Section 9, 10, or 11 of this Agreement.  A party may initiate arbitration by sending written notice of its intention to arbitrate to the other party and to the American Arbitration Association (“AAA”) office located in Dallas, Texas (the “Arbitration Notice”).  The Arbitration Notice will contain a description of the dispute and the remedy sought.  The arbitration will be conducted at the offices of the AAA in Dallas, Texas before an independent and impartial arbitrator who is selected by mutual agreement, or, in the absence of such agreement, before three independent and impartial arbitrators, of whom each party will appoint one, with the third being chosen by the two appointed by the parties.  In no event may the demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations.  The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Commercial Rules of arbitration and procedures established by AAA in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein (the “AAA Rules”).  The decision of the arbitrator(s) will be final and binding on all parties and their successors and permitted assignees.  The judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The arbitrator(s) will be selected no later than 30 days after the date of the Arbitration Notice.  The arbitration hearing will commence no later than 60 days after the arbitrator(s) is selected.  The arbitrator(s) will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules.  The arbitrator’s fees and costs will conform to the then current AAA fee schedule and will be borne equally by the parties.

(k)                                  If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal,

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

(l)                                     No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement.  No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing wavier unless otherwise expressly provided.

(m)                               Employee acknowledges and agrees that the Company and the Parent would be irreparably harmed by any violation of Employee’s obligations under Sections 9, 10, and 11 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company and the Parent will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.  The provisions of Sections 9, 10 and 11 hereof will survive any termination of this Agreement, in accordance with their terms.

(n)                                 No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.

EXECUTED as of the date first above written.

AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/ Herman M. Schwarz
Herman M. Schwarz,
President and CEO

ADVANCED TELEMARKETING CORPORATION

By:	/s/ Herman M. Schwarz
Herman M. Schwarz,
President and CEO

IQI, INC.

By:	/s/ Herman M. Schwarz
Herman M. Schwarz,
President and CEO

/s/ John Scot Brunke
John Scot Brunke

/s/ J.S.B.	/s/ H.M.S.
Employee	Parent & Co.